Exhibit 10.3

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT is entered into as of the 31st day of January, 2018, by FREMONT HILLS DEVELOPMENT CORPORATION, a California corporation (“Borrower”), PARKVIEW FINANCIAL FUND 2015, LP, a Delaware limited partnership, having its principal office at c/o Parkview Financial Fund GP, Inc., 12400 Wilshire Boulevard, Suite 350, Los Angeles, CA 90025, and TREZ CAPITAL (2016) CORPORATION, a British Columbia corporation acting as a nominee on behalf of certain entities managed by it, having its principal office at 1700-745 Thurlow Street, Vancouver, B.C., Canada V6E 0C5, together with their assignees under Article XIV (individually and/or collectively “Lenders”), and PARKVIEW FINANCIAL FUND 2015, LP, a Delaware limited partnership (“Administrative Agent”) as contractual representative of the Lenders to the extent and in the manner provided in Article XII (in such capacity, the “Administrative Agent”).

RECITALS

A.          Borrower has good and indefeasible fee simple title to that certain real property commonly known as 2501 Cormack Road, Fremont, California 94539 and more particularly described in Exhibit A attached hereto (“Property”).

B.          Borrower proposes to construct on the Property improvements consisting of, without limitation a one hundred fifty-eight unit project, together with all appurtenances now or hereafter located on the Property (“Improvements”).

C.          Borrower desires to borrow from Lenders up to the maximum principal amount of SIXTY-FIVE MILLION AND 00/100 DOLLARS ($65,000,000.00) for purposes of constructing the Improvements.

D.          Lenders are willing to extend credit to Borrower in amount requested, pursuant to the terms and provisions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agrees as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms generally used in this Agreement shall have meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account Bank” means East West Bank.

“Administrative Agent” means PARKVIEW FINANCIAL FUND 2015, LP, a Delaware limited partnership, or any successor administrative agent appointed pursuant to Section 12.14.

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“Affiliate” means any person or entity which controls, is controlled by or is under common control with any other person or entity. For purposes of this definition, “control” (which includes the correlative meanings of “controlled by” and “under common control with”) means the effective power, directly or indirectly, to direct or cause the direction of the management and policies of a person or entity. Without limiting the generality of the foregoing, Jae Won Ryu, Ronald Scott Hanks, Xu Zhong, Jianping Pan, Helios Real Estate Group are “Affiliates” of Borrower for purposes of this Agreement.

“Architect” means Hoover Associates / ArchiRender, a Collaboration.

“Architect’s Contract” means that certain AIA Document B101-2007 Standard Form of Agreement Between Owner and Architect dated December 22, 2014, between Borrower and the Architect with respect to the design of the Improvements.

“Architect Assignment” means the Assignment executed by Borrower in favor of Administrative Agent assigning Borrower’s interest in the Architect’s Contract, Plans and Specifications, Permits and other contracts, franchises and interests of Borrower relating to the Project.

“Assignee” shall have the meaning given to such term in Article XIV.

“Assignment and Assumption Agreement” means an assignment and assumption agreement among a Lender and an Assignee and the Administrative Agent substantially in the form of Exhibit E.

“Authorized Representative” means a person designated by the applicable entity and approved by Administrative Agent Lender for the purpose of certifying and taking all other actions necessary or which Lenders may deem desirable under this Agreement.

“Borrower’s Account” means an account with Account Bank, Account No. 80-72002688, in the name of Borrower.

“Business Day” means any day, except a Saturday, Sunday or any other day in which commercial banks in Los Angeles, California and Vancouver, British Columbia are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be deemed calendar days.

“Budget” means the project budget set forth as Exhibit B to this Agreement.

“Bylaws” means those certain Bylaws of Borrower dated September 10, 2014, as amended prior to the date hereof.

“Closing” means the date the Deed of Trust is recorded with the County Recorder in which the Property is located.

“Collateral” means the Property and/or Improvements.

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“Commitment” means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Article II in an amount up to but not exceeding the amount set forth for such Lender on Exhibit D attached hereto as such Lender’s “Commitment Amount” or set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to affect any assignments to or by such Lender effective in accordance with Article XIV.

“Completion Date” means June 15, 2019, the date by which construction of the Improvements must be complete.

“Construction Agreement” means that certain AIA Document A121-2014 Standard Form of Master Agreement Between Owner and Contractor to construct the Improvements dated August 15, 2016, by and between Borrower and General Contractor and that certain Work Order by and between Borrower and General Contractor dated August 15, 2016.

“Contractor Assignment” means the Assignment executed by Borrower in favor of Administrative Agent assigning Borrower’s interest in the Construction Agreement to Administrative Agent.

“Construction Schedule” means the construction schedule to be submitted to Administrative Agent pursuant to Section 3.1(C)(q).

“Contracts” means all contracts and subcontracts entered into for the provision of goods and services in connection with the design, construction, maintenance, management and operation of the Improvements, including the Architect’s Contract and the Construction Agreement.

“Contractors” means all contractors, subcontractors, architects, engineers, designers, consultants, suppliers, materialmen and like providers of goods and services in connection with the Project, including the Architect and the General Contractor.

“Deed of Trust” means the Construction Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing executed by Borrower, as trustor, for the benefit of Administrative Agent, as beneficiary, encumbering the Property.

“Defaulting Lender” - means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.

“Eligible Assignee” means any Person that is: (a) an existing Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development, or a political subdivision of any such country and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity’s (or in the case of a bank which is a subsidiary, such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s Investor Service or the equivalent or higher either such rating by another rating agency acceptable to the Administrative Agent.

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“Escrow” means Old Republic Title, which shall act as the escrow holder for recordation of the Deed of Trust and performance of the Administrative Agent’s instructions, pursuant to Administrative Agent’s written instructions dated as of even date herewith.

“Environmental Indemnity” means the Environmental Indemnity executed by Borrower.

“Event of Default” has the meaning set forth in Article IX of this Agreement.

“Extended Maturity Date 1” - means Six (6) months after the Maturity Date.

“Extended Maturity Date 2” – means Six (6) months after the Extended Maturity Date 1.

“Extended Maturity Date 3” – means Six (6) months after the Extended Maturity Date 2.

“Extended Maturity Date 4” – means Six (6) months after the Extended Maturity Date 3.

“Federal Funds” – means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next proceeding preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a business day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

“General Contractor” means Queens Land Builder, Inc.

“Guarantors” means JiangPing Pan, an individual, Jae Ryu, an individual, and Xu Zhong, an individual.

“Guaranty” means the Payment Guaranty.

“Hard Costs” means all costs incurred for labor performed in the construction of the Improvements and the materials incorporated into the Improvements.

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“Hazardous Materials” means (i) any chemical, compound, material, mixture or substance that is now or may later be defined or listed in, or otherwise classified pursuant to, any Hazardous Materials Law as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant”, “contaminant” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity “EP toxicity,” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) “hazardous substance” as defined in Section 25281(f) of the California Health and Safety Code; (iv) “waste” as defined in Section 13050(d) of the California Water Code (v) asbestos in any form; (vi) urea formaldehyde foam insulation; (vii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; (viii) radon; and (ix) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Hazardous Materials Laws” means all present and future federal, state and local laws, ordinances, regulations, permits, guidance documents, policies, decrees, orders and any other requirements, whether statutory, regulatory or contractual, of governmental authorities relating to health, safety, the environment or the use, handling, disposal or transportation of any Hazardous Materials (including, without limitation, the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

“Improvements” shall include the real-property, personal property and the tangible and intangible properties which Borrower intends to construct on the Property with the proceeds of the Loan in accordance with the Plans and Specifications and all off-site improvements which are required to be completed in connection with such construction on the Property.

“In-Balance” means, with respect to the Loan, Administrative Agent’s determination from time to time that any undisbursed loan funds together with all sums, if any, provided by Borrower as shown in the Budget shall at all times be equal to a greater than the amount which Administrative Agent from time to time reasonably determines necessary to: (i) pay through completion all costs of the development and construction of the Improvements in accordance with the Budget; (ii) pay all sums which may accrue under the Loan Documents prior to the repayment of the Loan; and (iii) enable Borrower to perform and satisfy all the covenants that Borrower contained in the Loan Documents.

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“Lender” means each financial institution from time to time a party hereto as a “Lender”, together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.”

“Loan” means the loan in the maximum principal amount of Sixty Five Million Dollars ($65,000,000).

“Loan Documents” means this Agreement, the Note, the Deed of Trust, the Architect Assignment, Contractor Assignment and all other agreements, instruments or documents, other than the Environmental Indemnity, executed by Borrower evidencing, securing or otherwise delivered in connection with the Loan.

“Maturity Date” means January 31, 2019.

“Non-Prorata Advance” shall mean a Protected Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective prorata shares in breach of their obligations under this Agreement.

Note” means each Promissory Note Secured by Deed of Trust, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Article XIV, as hereafter amended, supplemented, replaced or modified.

“Participant” shall have the meaning as described as such term in Article X hereof.

“Payment Guaranty” means the Guaranty executed by the Guarantors guaranteeing the repayment of the Loan.

“Permits” means all permits, licenses, operating authorizations, certificates, variances, waivers, approvals or other authorizations of any kind issued or granted by any governmental authority which are required in connection with (i) the lawful and proper operation and maintenance of the Property; (ii) construction of the Improvements; and (ii) any existing use of the Property.

“Permitted Encumbrances” has the meaning set forth in Section 6.10.

“Plans and Specifications” means the plans and specifications for the Improvements, as approved by Administrative Agent and as may be revised from time to time in accordance with the terms of this Agreement. The Plans and Specifications as of the date of this Agreement are described on Exhibit C to this Agreement.

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“Potential Event of Default” means an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Project” means, as the context requires, (a) the Property and the Improvements or (b) the project of constructing the Improvements on the Property in accordance with the Plans and Specifications and this Agreement.

“Project Costs” means Hard Costs, Soft Costs and all other costs necessary to complete the Improvements in accordance with the Plans and Specifications and otherwise in accordance with this Agreement.

“Property” means the real property described in Exhibit “A” to this Agreement.

“Property Laws” means (i) all zoning, building, environmental and other laws, ordinances, rules, regulations, and restrictions of any governmental authority, including, without limitation, the Americans with Disabilities Act to the extent applicable, the Subdivision Map Act and those relating to the presence of asbestos and/or hazardous wastes, (ii) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning the Property, including, without limitation, planned development permits, condominium declarations and any owner participation, development or regulatory agreements with any governmental authority and (iii) requirements of insurance companies or similar organizations, affecting the operation and use of the Property or consummation of the transactions contemplated by the Loan Documents.

“Prorata Share” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitment of all Lenders hereunder; provided, however, that if at the time of the determination the Commitments have terminated or have been reduced to zero, the “prorata share” of each Lender shall be the prorata share of such Lender in effect immediately prior to such termination or reduction.

“Protective Advance” means any advance made by Administrative Agent in accordance with the provisions of Article X to protect the Collateral securing the Loan.

“Requisite Lenders” means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 67% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 67% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the prorata shares of the Lenders shall be redetermined, for voting purposes only, to exclude the prorata shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Separateness Provisions” shall have the meaning as described as such term in Section 7.3 hereof.

“Soft Costs” means all Project Costs which are not Hard Costs or the cost of acquiring the Property, and include, without limitation, permit and license fees, development fees, architectural and engineering consultants and services, survey costs, title insurance premiums, legal fees, origination fees, interest on the Loan and the like.

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“Title Insurer” has the meaning set forth in Section 3.1(C).

“Title Policy” has the meaning set forth in Section 3.1(C).

“Transfer” means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation or otherwise.

“UCC” means the California Uniform Commercial Code in effect from time to time.

ARTICLE II

THE LOAN

2.1         Loan. Subject to the terms and conditions of this Agreement, Lenders agree to make and disburse the Loan to Borrower. The Loan shall be evidenced and repaid in accordance with the terms of the Note.

2.2         Purpose. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the construction of the Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents (including refinancing the debt encumbering the Property).

2.3         Deed of Trust. The Note shall be secured, in part, by the Deed of Trust encumbering certain real property and improvements as described therein.

2.4         Origination Fee. Borrower agrees to pay to Lenders at Closing a non-refundable loan origination fee in the amount of $1,300,000.00 (“Origination Fee”).

2.5         Maturity Date. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date.

2.6         Full Repayment And Reconveyance. Satisfaction Or Release. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Deed of Trust, Administrative Agent shall reconvey, satisfy or release the Property and Improvements from the lien of the Deed of Trust and terminate any assignment of leases and rents or UCC-fmancing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Administrative Agent shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Deed of Trust, including, without limitation, those set forth in the Note and the Deed of Trust; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Lenders have issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. Lenders’ obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be cancelled.

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2.7         Option to Extend.

(i)          Extended Maturity Date 1.

Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, “Original Maturity Date”), to the Extended Maturity Date 1, upon satisfaction of each of the following conditions precedent:

(a)          Borrower shall provide Administrative Agent with written notice by way of certified mail of Borrower’s request to exercise the option to extend (“First Option to Extend”) not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date;

(b)          As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Event of Default shall have occurred and be continuing, and no Potential event of Default shall exist, and Borrower shall so certify in writing;

(c)          Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the First Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender;

(d)          There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower or any Guarantor or other person or entity in any manner obligated to Lenders under the Loan Documents from that which existed on the Effective Date;

(e)          At least 45 days before the Original Maturity Date, Borrower shall pay to Administrative Agent a documentation fee in the amount of $29,875.00; and

(f)          At least 30 days before the Original Maturity Date, Borrower shall pay to Lenders an extension fee in the amount of $650,000.00.

(ii)          Extended Maturity Date 2.

Borrower shall have the option to extend the term of the Loan from the Extended Maturity Date 1 to the Extended Maturity Date 2, upon satisfaction of each of the following conditions precedent:

(a)          Borrower shall have timely and properly exercised the First Option to Extend, pursuant to paragraph 2.7(i) above;

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(b)          Borrower shall provide Administrative Agent with written notice by way of certified mail of Borrower’s request to exercise the second option to extend (“Second Option to Extend”) not more than ninety (90) days but not less than thirty (30) days prior to the Extended Maturity Date 1;

(c)          As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the Extended Maturity Date 1, no Event of Default shall have occurred and be continuing, and no Potential event of Default shall exist, and Borrower shall so certify in writing;

(d)          Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Second Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(e)          There shall have occurred no material adverse change, as determined by Administrative Agent in its sole discretion, in the financial condition of Borrower or any Guarantor or other person or entity in any manner obligated to Lenders under the Loan Documents from that which existed on the Effective Date;

(f)           At least 45 days before the Extended Maturity Date 1, Borrower shall pay to Administrative Agent a documentation fee in the amount of $29,875.00; and

(g)          At least 30 days before the Extended Maturity Date 1, Borrower shall pay to Lenders an extension fee in the amount of $650,000.00.

(iii)         Extended Maturity Date 3.

Borrower shall have the option to extend the term of the Loan from the Extended Maturity Date 2 to the Extended Maturity Date 3, upon satisfaction of each of the following conditions precedent:

(a)          Borrower shall have timely and properly exercised the First Option to Extend, pursuant to paragraph 2.7(i) above, and the Second Option to Extend, pursuant to paragraph 2.7(ii) above;

(b)          Borrower shall provide Administrative Agent with written notice by way of certified mail of Borrower’s request to exercise the third option to extend (“Third Option to Extend”) not more than ninety (90) days but not less than thirty (30) days prior to the Extended Maturity Date 1;

(c)          As of the date of Borrower’s delivery of notice of request to exercise the Third Option to Extend, and as of the Extended Maturity Date 2, no Event of Default shall have occurred and be continuing, and no Potential event of Default shall exist, and Borrower shall so certify in writing;

(d)          Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Third Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

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(e)          There shall have occurred no material adverse change, as determined by Administrative Agent in its sole discretion, in the financial condition of Borrower or any Guarantor or other person or entity in any manner obligated to Lenders under the Loan Documents from that which existed on the Effective Date;

(f)           At least 45 days before the Extended Maturity Date 2, Borrower shall pay to Administrative Agent a documentation fee in the amount of $29,875.00; and

(g)          At least 30 days before the Extended Maturity Date 2, Borrower shall pay to Lenders an extension fee in the amount of $650,000.00.

(iv)         Extended Maturity Date 4.

Borrower shall have the option to extend the term of the Loan from the Extended Maturity Date 3 to the Extended Maturity Date 4, upon satisfaction of each of the following conditions precedent:

(a)          Borrower shall have timely and properly exercised the First Option to Extend, pursuant to paragraph 2.7(i) above, the Second Option to Extend, pursuant to paragraph 2.7(ii) above, and the Third Option to Extend, pursuant to paragraph 2.7(iii) above;

(b)          Borrower shall provide Administrative Agent with written notice by way of certified mail of Borrower’s request to exercise the fourth option to extend (“Fourth Option to Extend”) not more than ninety (90) days but not less than thirty (30) days prior to the Extended Maturity Date 3;

(c)          As of the date of Borrower’s delivery of notice of request to exercise the Fourth Option to Extend, and as of the Extended Maturity Date 3, no Event of Default shall have occurred and be continuing, and no Potential event of Default shall exist, and Borrower shall so certify in writing;

(d)          Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Fourth Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(e)          There shall have occurred no material adverse change, as determined by Administrative Agent in its sole discretion, in the financial condition of Borrower or any Guarantor or other person or entity in any manner obligated to Lenders under the Loan Documents from that which existed on the Effective Date;

(f)          At least 45 days before the Extended Maturity Date 3, Borrower shall pay to Administrative Agent a documentation fee in the amount of $29,875.00; and

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(g)          At least 30 days before the Extended Maturity Date 3, Borrower shall pay to Lenders an extension fee in the amount of $650,000.00.

Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lenders shall remain unmodified and in full force and effect.

ARTICLE III

CONDITIONS PRECEDENT

3.1         Initial Disbursement. Lenders’ obligation to make the initial disbursement of the Loan is subject to Lenders’ approval of the estimated closing statement prepared by the escrow company designated to handle the funding, and the satisfaction of the following conditions precedent not later than February 15, 2018.

A.          Loan Documents. Administrative Agent shall have received, in form and substance satisfactory to Administrative Agents, each of this Agreement, the Note, the Deed of Trust, the Contractor Assignment, Architect Assignment, the Environmental Indemnity and the Guaranty, each originally executed.

B.          Borrower and Guarantors. Lenders shall have received the following concerning Borrower and its members, in form and substance satisfactory to Lenders:

(i)           With respect to Borrower, (i) a copy of Borrower’s Bylaws certified to be true and complete by Borrower’s Authorized Representative (which shall contain the Separateness Provisions); (ii) a copy of Borrower’s Articles of Incorporation and any amendments, certified by the California Secretary of State; (iii) a recent good-standing certificate regarding Borrower issued by the California Secretary of State and an Entity Status Letter from the California Franchise Tax Board; (iv) a certificate of Borrower’s Authorized Representative, including a copy of resolutions, indicating that Borrower is duly authorized to execute and deliver the Loan Documents, complete the construction of the Improvements and perform its obligations under such Loan Documents; (v) a certificate with respect to the incumbency and a signature certificate set in forth the signatures of Borrower’s Authorized Representative; and (vi) such other documents as Lender shall reasonably request with respect to Borrower’s existence and authorization.

(ii)          With respect to each Guarantor, (i) a copy of such Guarantor’s driver's license and passport; (ii) a copy of such Guarantor’s current year financial statements; (iii) a copy of such Guarantor’s three years tax returns; and (iv) such other documents as Lender shall reasonably request with respect to Guarantor’s existence and authorization.

C.          The Property and Construction of the Improvements. If checked in the following paragraphs, and if applicable, Administrative Agent shall have received the following items or the following conditions shall have been satisfied concerning the Property and the construction of the Improvements, in form and substance satisfactory to Administrative Agent.

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(a)          ☒          A 2006 ALTA Policy of Title Insurance with Extended Coverage with such endorsements as Administrative Agent may require (the “Title Policy”), issued by a title insurer approved by Lenders (the “Title Insurer”), showing the Deed of Trust to be a first-priority lien upon the Property in an amount at least equal to the Loan, free and clear of all liens, encumbrances, conditions, restrictions and other exceptions to title except for those approved by Administrative Agent;

(b)          ☒          an appraisal by Administrative Agent’s appraiser or an appraiser engaged by Administrative Agent showing the current value of the Property and the value of the Property with the completed Improvements in an amount satisfactory to Lenders;

(c)           ☐          a survey by a licensed surveyor satisfactory to and certified to Administrative Agent;

(d)          ☒          copies of all of the Contracts, including the Architect’s Contract and the Construction Agreement, together with a Certificate of Architect in the form attached to the Contractor Assignment, signed by the Architect; a Certificate of General Contractor in the form attached to the Contractor Assignment, signed by the General Contractor; and such other certificates and consents signed by such other Contractors as Administrative Agent shall request;

(e)           ☐          a proposed trade/payment breakdown and list of all Contractors who will perform work or supply material for the Project, each of whom must be satisfactory to Lenders, together with such financial statements of such Contractors as Lenders may require;

(f)           ☒          the Budget;

(g)          ☒          the Plans and Specifications;

(h)          ☒          a certificate executed by Borrower’s Authorized Representative setting forth (i) all Permits necessary for the construction of the Improvements, operation and maintenance of the Project and otherwise to perform Borrower’s obligations under the Loan Documents and (ii) the dates on which the Permits which have been obtained were obtained and the date Borrower expects to obtain each Permit which has not been obtained, together with copies of all Permits already obtained;

(i)            ☐          any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Property, the Improvements or the Project;

(j)            ☐          soils and geological reports and test results by a soils engineer satisfactory to Lenders, including evidence that the Plans and Specifications conform to the recommendations of such engineer;

(k)           ☐          an environmental audit report prepared by a consultant acceptable to Administrative Agent showing the absence of Hazardous Materials on or about the Property;

(l)            ☐          a report prepared by an engineer satisfactory to Administrative Agent on the design and specifications of the Improvements reviewing the degree of probable damage from earthquake;

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(m)          ☒          evidence that the Project, the construction of the Improvements and the Property with the completed Improvements complies or will comply with all Property Laws;

(n)           ☐          letters from utility companies and municipalities or other evidence satisfactory to Administrative Agent assuring the availability of all utilities necessary to construct the Improvements and operate the Property;

(o)           ☐          a list, and if required by Administrative Agent, copies of all bonds or other security deposits required to be filed with any governmental agency in connection with the Project;

(p)           ☒          evidence that the insurance required by Section 2.11 of the Deed of Trust is in effect; and

(q)           ☒          a construction schedule showing the estimated commencement and completion of construction for each stage of the Improvements (the “Construction Schedule”).

D.          Representations and Warranties. All representations and warranties contained in this Agreement are true and correct.

E.          Other Conditions Precedent. If checked in the following sections, and if applicable, Administrative Agent shall have received the following, in form and substance satisfactory to Administrative Agent:

(i)          ☐          the results of a search of the California Secretary of State’s UCC records concerning Borrower, and the Guarantors;

(ii)         ☐          the results of a search of the UCC Records with respect to Borrower from the Secretary of State of Borrower’s State of Formation and with respect to each Guarantor from the Secretary of State for its State of Formation or, in the case of an individual, his principal residence;

(iii)        ☒         such financial statements concerning Borrower, and the Guarantors as Administrative Agent shall require;

(iv)        ☐          an opinion of counsel to Borrower, and the Guarantors satisfactory to Administrative Agent concerning the existence and power of Borrower, and the Guarantors, the due authorization, execution, delivery and enforceability of the Loan Documents and such other matters as Administrative Agent shall require;

(v)         ☒         evidence that Borrower has paid not less than $36,473,281 of Project Costs from its own funds;

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(vi)        ☒          payment of the Origination Fee to Lenders and the payment of all of Lenders’ fees, including, without limitation the following:

(1)	$8,675.00 appraisal fee;

(2)	$18,925.00 appraisal review fee;

(3)	$995.00 packaging fee;

(4)	$1,255.00 administrative fee;

(5)	$4,975.00 processing fee;

(6)	$26,845.00 drawing review;

(7)          $28,675.00 legal and underwriting fees; less a deposit of $75,000.00 previously made to Administrative Agent by Borrower.

(8)	$725,000.00 broker fee to UCC United Capital Companies, Inc.;

(vii)       ☒          payment of escrow and title insurance costs; and

(viii)      ☒          such other documents, agreements, certificates and assurances as Lender shall require.

3.2	Subsequent Disbursements.

Lenders’ obligation to make any disbursements (other than the initial disbursement) of the Loan shall be subject to the satisfaction of the following conditions precedent:

(a)          There shall exist no Event of Default or Potential Event of Default under this Agreement or any of the Loan Documents, or an event, omission or failure of any condition which would constitute an Event of Default after notice or passage of time or both.

(b)          The Loan is In-Balance, as defined in Section 5.7 below.

(c)          No liens other than Permitted Encumbrances shall have been filed against the Property and Administrative Agent shall not have received or been served with a verified claim or notice to withhold, whether or not accompanied by the bond described in California Civil Code Section 8532, which has not been released, withdrawn or for which Borrower has not furnished the bond required by California Civil Code Section 8510 satisfactory to Administrative Agent to indemnify Lenders from all loss, cost or expense with respect to such lien or notice withhold.

(d)          There shall have occurred no material adverse change in the condition of Borrower, any Guarantor, the General Contractor or with respect to the Project, and no event shall have occurred which will give Lenders reasonable cause to believe that the construction of the Improvements cannot be completed by the Completion Date in accordance with the Plans and Specifications and the terms of this Agreement.

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(e)          The Property shall not have been materially injured or damaged by fire or other casualty, or, in the event of such damage, Borrower shall have satisfied the conditions of Section 2.12 of the Deed of Trust;

(f)          All representations and warranties contained in this Agreement are true and correct.

(g)          The conditions to disbursements set forth in Article V hereof shall have been satisfied.

ARTICLE IV

BORROWER’S ACCOUNT

The proceeds of the Loan, and, if applicable, any sums in any other accounts referenced in this Agreement (to the extent that Administrative Agent has control over disbursement from such account) (the “Controlled Accounts”), when qualified for disbursement, shall be deposited into the Borrower’s Account or otherwise disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent for the benefit of all Lenders the Borrower Account and all monies at any time deposited in the Borrower Account. Borrower shall not, without obtaining the prior written consent of Lenders, further pledge, assign or grant any security interest in the Borrower, any Account, or any funds on deposit in Account, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.

ARTICLE V

DISBURSEMENTS

5.1	Disbursements.

(a)          Lenders shall disburse the Loan to or for the account of Borrower at such times (but no more frequently than once every thirty (30) Business Days) as Borrower may request and in accordance with the terms and conditions of this Agreement.

(b)          Each request for disbursement shall be subject to an administrative fee of $3,975, which shall be paid by the Borrower, and not from proceeds of the Loan;

(c)          Each disbursement shall be made only for costs set forth in the Budget and actually incurred by the Borrower. No Proceeds of the Loan will be disbursed for any line item in the Budget in excess of the amount allocated to that line item. Whenever the Administrative Agent determines, in its sole discretion, that amounts allocated in the Budget to a certain line item, including contingencies, are in excess of the amount needed for such line item, Administrative Agent may reallocate all or a portion of such excess to any other line item, and thereafter notify the Borrower in writing of such reallocation. No other reallocations between line items shall be permitted without the Administrative Agent’s prior written consent, which may be granted or withheld in Administrative Agent’s sole discretion.

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(d)          Lenders shall not withhold any retainages with respect to disbursements made hereunder. In no event will disbursements include costs covered by a prior disbursement.

5.2         Conditions to Initial Disbursements.

(a)          Lenders shall make an initial disbursement of the Loan upon the satisfaction of the conditions precedent set forth in Article III above in the amount set forth in the estimated closing statement, as prepared by the escrow company designated to handle the funding, which shall comprise [$1,899,465] to pay the Origination Fee and the other costs referred to in Section 3.1(E)(vi) and (vii) above and $15,380,483 for the purpose of paying off the existing loan. Proceeds of the Loan used to pay the Origination Fee and costs incurred by Lenders shall be disbursed directly to Administrative Agent, without need for any notice to or request of Lenders.

(b)          Lenders shall make additional disbursements of the Loan after the initial disbursement provided for in Section 5.2(a) but before the commencement of construction of the Improvements solely for costs incurred in acquiring Permits.

5.3         Conditions to Disbursement of Hard Costs. Lenders shall make each disbursement of the Loan to pay for Hard Costs upon the satisfaction of the following conditions, if checked in the following sections, in form and substance satisfactory to Administrative Agent:

(a)          ☒          Borrower shall have delivered to Administrative Agent a completed application for disbursement on AIA form G-702, signed by the Borrower, the Architect (if required by Administrative Agent), and the General Contractor, together with all of the following, not less than ten (10) Business Days before the date on which Borrower requests the disbursement to be made:

(i)          ☒          if required by Administrative Agent, completed checks payable to the General Contractor or other Contractors;

(ii)         ☒          if required by Administrative Agent, executed copies of all Contracts not previously delivered to and approved by Administrative Agent, which Administrative Agent shall have approved;

(iii)        ☒          a report signed by the Architect, the General Contractor or such other person as Administrative Agent shall determine showing the estimated percentage of completion of each item or element of the Improvements and corresponding figures showing the percentage of the amount of the line item of the Budget expended on such item or element of the Improvements;

(iv)        ☒          conditional lien releases to a current date from all Contractors and other persons entitled to record a valid lien or serve a valid stop notice who will be paid from the current disbursement and unconditional lien releases from all Contractors and other persons entitled to record a valid lien or serve a valid stop notice with respect to all prior disbursements;

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(v)          ☒          if required by Administrative Agent, invoices in form and substance satisfactory to Administrative Agent completed by the Contractors who have supplied labor or material to the Project and are entitled to be paid, together with appropriate certifications of delivery of materials to the jobsite; and

(vi)         ☒          copies of any other documents or items which Administrative Agent, in its good faith judgment, deems necessary and appropriate;

(b)          ☒          Administrative Agent shall have received satisfactory evidence that all Permits required in connection with the work for which the disbursement is sought have been issued;

(c)          ☒          at such time as foundations are completed, Administrative Agent shall have received a CLTA 102.5 endorsement for each foundation completed, and if required by Administrative Agent, a certificate from the Architect acceptable to Administrative Agent certifying that the foundations have been constructed in conformity with all recommendations of the soils report approved by Administrative Agent;

(d)          ☒          if required by Administrative Agent, a current CLTA 122 endorsement satisfactory to Administrative Agent and such other endorsements to the Title Policy satisfactory to Administrative Agent as Administrative Agent may, in its discretion, determine are necessary;

(e)          ☒          Administrative Agent or a consultant retained by Administrative Agent shall have inspected the Project and provided to Administrative Agent a report verifying that (i) the Improvements are being constructed in accordance with the Plans and Specifications, the Budget, all Permits and all requirements and recommendations of any engineers, consultants and governmental entities; (ii) the materials and labor being paid for with the proceeds of the disbursement of the Loan being requested have been incorporated into the Project or rendered in connection with the Project, respectively; (iii) the Loan is In Balance; and (iv) the statements of Borrower, the Architect, the General Contractor and any other person signing the application for disbursement are true.

5.4         Conditions to Disbursement of Soft Costs. Lenders shall make each disbursement of the Loan to pay for Soft Costs upon Borrower’s written request accompanied by invoices, statements or such other evidence that Borrower has duly incurred the cost requested to be disbursed as Lenders shall request, together with such other conditions set forth in Section 5.3 as Lenders shall request.

5.5         Conditions to Certain Disbursements. Notwithstanding other provisions of this Article V, Lender will disburse Loan funds for the following items on the following conditions and in the following amounts:

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(a)          Any amounts specified in the Budget for developer fees shall be disbursed upon satisfaction of all of the following: (i) either (A) a valid notice of completion has been recorded and the applicable lien periods have expired or (B) Administrative Agent has received lien waivers or releases in form and content satisfactory to Administrative Agent evidencing actual payment for work performed to date of such lien waiver or release (except for the amount of any work covered by a surety bond satisfactory to Administrative Agent) from all Contractors employed or furnishing materials in connection with the construction of the Improvements; (ii) all claims of lien and stop notices that may have been recorded or notice thereof served on any Lender have either been paid in full and released, or Borrower has posted an appropriate surety bond to discharge the same; (iii) Borrower shall have procured and delivered to Administrative Agent an endorsement to the Title Policy in the form of CLTA No. 101.2, and such additional endorsements to the Title Policy satisfactory to Administrative Agent showing the Deed of Trust to be a first lien upon the Property, excepting only such items as have previously been approved by Administrative Agent; (iv) Borrower shall have delivered to Administrative Agent a certificate of the Architect attesting to the completion of the Improvements in a good and workmanlike manner in accordance with the Plans and Specifications; and (v) Borrower shall have delivered the original or a certified copy of a Certificate of Occupancy for the Improvements from the applicable governmental entity.

(b)          Funds to pay for the “interest” line item in the Budget and Loan expenses owing by Borrower to Lenders shall be disbursed directly to Lenders as and when due under the Note or other Loan Documents. Any amounts so advanced by Lenders from such line item shall be secured by the Deed of Trust and the other Loan Documents. Lenders shall give Borrower notice of any such application of amounts available under the Loan to the payment of Loan expenses.

(c)          Amounts under the Budget line item “contingency” shall disbursed only with Lender’s consent, which it may grant or withhold in its sole and absolute discretion.

5.6         Stored Materials. Notwithstanding the other provisions of this Article V, Lenders shall have the right to determine in its sole discretion whether to make disbursements for materials to be purchased by Borrower or any Contractor employed in connection with the construction of the Improvements at the date of a request for disbursement but not yet incorporated into the Improvements. Any disbursements approved by Lenders for such materials shall be subject to the following further conditions: (a) Administrative Agent on behalf of Lenders has a valid, perfected first-priority security interest in all such materials; (b) the insurance policies required in the Deed of Trust cover such materials; (c) such materials are stored in a location and protected against theft or damage by means approved by Administrative Agent; and (d) title to such materials has passed to Borrower free and clear of all liens, claims, security interests or encumbrances other than Administrative Agent’s security interest in such materials. Borrower’s and Lenders’ interest shall otherwise be fully protected including the provision of applicable insurance and transportation to the Property for those materials and equipment stored off the Property.

5.7         In Balance. If at any time the Loan is not In Balance, Lenders shall not be required to make further disbursements of the Loan under this Agreement unless and until each of the following have been satisfied in Lenders’ discretion :

(a)          Borrower shall have paid from its own funds sufficient costs of construction so that the Loan is In-Balance;

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(b)          Borrower shall have delivered to Administrative Agent a description of the work paid for by Borrower out of its own funds, together with copies of the invoices paid by Borrower; and

(c)          Borrower shall have delivered to Administrative Agent unconditional lien releases from all Contractors and other persons entitled to record a valid lien or serve a valid stop notice who were paid by Borrower.

Borrower’s failure to cause the Loan to be In Balance within 30 days of Borrower’s receipt of written notice from Administrative Agent that the Loan is not In-Balance shall constitute an Event of Default.

5.8         Persons to Whom Disbursements Made. At Administrative Agent’s option, disbursements of the Loan may be made to Borrower or for Borrower’s account to the person to whom Borrower is obligated with respect to the amount being disbursed.

5.9         The Loan Administrator. At Borrower’s sole cost and expense, Administrative Agent may retain a construction loan administrator to administer this Agreement, determine Borrower’s satisfaction of the conditions precedent for any disbursement, coordinate disbursements of the Loan and perform such other services as Administrative Agent may desire.

5.10       Lenders’ Verification. Any of the items required to be delivered by Borrower to Lenders in connection with this Agreement may be verified by Administrative Agent, or an agent designated by Administrative Agent by, amongst other things, inspection of the construction of the Improvements or such other investigation as Administrative Agent, or any such agent may deem necessary or desirable; it being understood, however, that any inspections or approvals shall be for Lenders’ sole benefit, and shall in no way abrogate or modify in any manner the effect of any certifications made by Borrower pursuant to this Article V or Borrower’s representations and warranties pursuant to Article V below.

5.11       Lender’s Discretion. Lenders will not be required to make disbursements of the Loan for any portion of the Improvements if any inspection performed by Administrative Agent or its representative respecting such portion of the Improvements discloses any material state of facts reasonably objectionable to Lenders.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Borrower makes the representations and warranties set forth in this Article VI to Lenders.

6.1         Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of California. Each Guarantor is an individual resident of the State of California.

6.2         Formation and Organizational Documents. Borrower has delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were delivered to Administrative Agent. Borrower shall immediately provide Administrative Agent with copies of any future amendments or modifications of the formation or organizational documents of Borrower.

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6.3         Power. Borrower has all necessary liability company power to enter into the Loan Documents to which it is a party, complete the construction of the Improvements and perform its obligations under such Loan Documents.

6.4         Enforceability of Loan Documents. Borrower has taken all action necessary to authorize the execution, delivery and performance of the Loan Documents and the Environmental Indemnity. All consents of the members of Borrower necessary to authorize Borrower to enter into the Loan Documents and the Environmental Indemnity have been obtained. The Loan Documents and the Environmental Indemnity have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

6.5         Enforceability of Guaranty. The Guaranty has been duly executed and delivered by Guarantors and are the legal valid and binding obligations of Guarantors enforceable against Guarantors in accordance with their respective terms.

6.6         Approvals. (a) Borrower has obtained all Permits necessary to the operation and maintenance of the Property and the construction of the Improvements or will be able to obtain all such Permits so necessary at the times needed to permit timely completion of the Improvements; and (b) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents to which it is a party.

6.7         No Conflict. Borrower’s execution and delivery of, and its performance of its obligations under, the Loan Documents to which it is a party do and will not conflict with (a) any (i) contractual or legal restriction or obligation, or (ii) court or regulatory order, binding on or affecting Borrower, or (b) any restriction contained in any of Borrower’s constituent or governing documents.

6.8         Pending Litigation or Other Proceedings. There is no pending or, to the knowledge of Borrower, threatened action, proceeding or investigation before any court, governmental agency or arbitrator against or affecting Borrower, the Property or any of Borrower’s other assets which, if decided adversely to Borrower, would materially and adversely affect the financial condition of Borrower or of any of Borrower’s assets, including, without limitation, the Property, or would materially and adversely affect the present or future ability of Borrower to perform its obligations under the Loan Documents to which it is a party.

6.9         Solvency. Borrower is not insolvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. After giving effect to such transactions, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Borrower have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.

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6.10       No Liens. There are no liens or encumbrances upon or with respect to the Property except the liens and encumbrances shown on the Title Policy (the “Permitted Encumbrances”).

6.11       Title. Borrower has good, marketable and indefeasible title in fee to the Property, free and clear of all material encumbrances except the Permitted Encumbrances. The Deed of Trust, when properly recorded in the Official Records of Alameda County, together with the Uniform Commercial Code financing statement, when properly filed with the California Secretary of State, will create, respectively, (a) a valid, perfected first-priority lien on the “Real Property” (as defined in the Deed of Trust”), subject only to Permitted Encumbrances, and (b) a valid, perfected first-priority security interest in the “Personal Property” (as defined in the Deed of Trust) to the extent such a lien may be perfected by such a filing, subject only to Permitted Encumbrances. Except for any Permitted Encumbrance or any lien which has been “insured around” to the satisfaction of Administrative Agent, there are no liens or claims for work, labor or materials affecting the Property. The Permitted Encumbrances do not materially adversely impair Borrower’s current use and operation of any of the Property or otherwise materially adversely impair Borrower’s ability to perform any of its obligations under the Loan Documents.

6.12       Taxes. Borrower has paid and discharged all installments for the payment of “Impositions” (as defined in the Deed of Trust) due to date, and all other material taxes, levies, maintenance charges, utilities charges or any other governmental or private assessment or charge, imposed against, affecting or relating to the Property other than those which have not become due, together with any fine, penalty, interest or cost for non-payment pursuant to such returns or pursuant to any assessments received by it.

6.13       Property Laws. The Property complies in all material respects with all Property Laws now affecting the Property. Borrower has not received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of the Property with Property Laws or Permits, nor is Borrower otherwise aware of any such pending actions or proceedings.

6.14       Compliance With Laws; Use. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property and Improvements and shall maintain compliance with all governmental requirements applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lenders at the time of execution hereof.

6.15       Loan Proceeds And Adequacy. The undisbursed amount of the Loan, together with all other sums, if any, to be provided by Borrower in the Loan Budget, are sufficient to construct the Improvements in accordance with the terms and conditions of this Agreement.

6.16       Americans With Disabilities Act Compliance. The Improvements have been designed and shall be constructed and completed, and thereafter maintained in full and strict compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time. At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

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6.17       Tax Liability. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.18       Liability for Hazardous Materials. Borrower has no liability, contingent or otherwise, under any Hazardous Materials Law or with respect to any activity involving Hazardous Materials on or about the Property.

6.19       Hazardous Materials Activity. There exists no activity involving Hazardous Materials on or about the Property in violation of any Hazardous Materials Law and Borrower has not caused or, to the knowledge of Borrower, permitted to occur any condition which may cause a release of any Hazardous Materials in violation of any Hazardous Materials Law on or about the Property. Borrower is not aware of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified as “border-zone property” under the provisions of California Health and Safety Code, Sections 25220 et. seq. or any related regulation, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws.

6.20       Hazardous Materials Laws. Neither Borrower nor, to the knowledge of Borrower, any other party, has been or is involved in operations at the Property which could reasonably be expected to lead to (i) the imposition of liability on Borrower under any Hazardous Materials Law, or on any subsequent or former owner of the Property, or (ii) the creation of a lien on the Property under any Hazardous Material Law. Borrower has not permitted any tenant or occupant of the Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Material Law on such tenant or occupant, on Borrower or on any other subsequent or former owner of the Property.

6.21       No Option or Other Rights. No option to purchase, right of first refusal or similar right exists with respect to the Property.

6.22       Insurance. Borrower has complied with all of the requirements of Section 2.11 of the Deed of Trust with respect to insurance.

6.23       Encroachments. When constructed, none of the Improvements will encroach upon the property of any other person or lye outside of the boundaries and building restriction lines of the Property and no improvement located on property adjoining the Property lies within the boundaries of or in any way encroaches upon the Property.

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6.24       Independent Parcel. (a) The Property is an independent parcel which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in the Property or on public or utility easements for the fulfillment of any zoning, building code or other requirement of any governmental authority that has jurisdiction over the Property; (b) Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the construction of the Improvements and the operation of the Property; (c) all public utilities are available at the boundaries of the Property in sufficient quantities to support the ordinary use of the Improvements as they are contemplated by the Plans and Specifications; and (d) the Property is either (i) contiguous to or (ii) benefits from an irrevocable unsubordinated easement permitting access from the Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress. No building or other improvement not located on the Property relies on any part of the Property to fulfill any zoning requirements, building code or other governmental or municipal requirements for structural support or to furnish to such building or improvement any essential building systems or utilities.

6.25       No Contractual Defaults. There are no material defaults by Borrower or, to Borrower’s knowledge, by any former owner or any other person under any material contract to which Borrower is a party relating to the Property, including, without limitation, any management, rental, service, supply, security, maintenance or similar contract. Neither Borrower nor, to Borrower’s knowledge, any former owner has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any material contracts affecting or concerning the Property.

6.26       Non-Foreign Person. Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Lenders that the withholding of tax is not required upon the disposition of a United States real property interest by Borrower, Borrower certifies the following:

(a)          Borrower is not a non-resident alien, a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b)          Borrower’s United States taxpayer identification number is 47-1762791; and

(c)          Borrower’s office address is 2051 Junction Ave., Suite 230, San Jose, CA 95131.

Borrower understands that Lenders may disclose this certification to the Internal Revenue Service and that any false statement contained in this certification could be punished by fine, imprisonment, or both.

6.27       Financial Position. The financial statements and all financial data delivered to Lenders relating to Borrower, the Guarantors and the General Contractor are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the parties who are their subjects as of the dates indicated. No material adverse change has occurred in such financial position since the date of such financial statements, and, except for the Loan, Borrower has incurred no indebtedness since the date of any such statements.

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6.28        Disclosure. None of Borrower’s representations or warranties contained in this Agreement or any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or in such other document, certificate or written statement (when taken in their entirety) not misleading. There is no fact known to Borrower which materially or adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower or the Property which has not been disclosed in this Agreement or in another written statement delivered to Administrative Agent by Borrower.

6.29       Commencement of Work on the Property. Neither Borrower nor anyone else on Borrower’s behalf has commenced construction of the Improvements or brought upon the Property any materials to be incorporated into the Improvements.

6.30       Budget and Construction Schedule. The Budget sets forth Borrower’s good faith estimates of the amounts necessary (i) to pay all costs to be incurred in connection with the construction of the Improvements and the completion of the Project as contemplated by this Agreement, (ii) to pay all sums which may accrue under the Loan Documents prior to repayment of the Loan, including interest on the Loan, and (iii) to enable Borrower to perform all of its covenants and obligations contained in the Loan Documents. The Construction Schedule sets forth Borrower’s good faith estimate of the time in which the Improvements can reasonably be completed by the General Contractor and other Contractors working ordinary schedules with due consideration to prevailing conditions.

6.31       Patriot Act. Borrower is not in violation of the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) nor any other statutes and orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of such act.

6.32       Contracts. All Contracts entered into by Borrower as of the date of this Agreement have been duly authorized, executed and delivered by Borrower and are in full force and effect with no defaults having occurred thereunder.

ARTICLE VII

SEPARATENESS PROVISIONS

Borrower hereby represents, warrants and covenants to Lenders as follows:

7.1         Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property and construct the Improvements; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property and Improvements to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of California that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

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7.2         Limitations On Debt. Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not:

(a)          guarantee any obligation of any person or entity, including any affiliate, or become obligated for the debts of any other person or entity or hold out its credit as being available to pay the obligations of any other person or entity;

(b)          engage, directly or indirectly, in any business other than as required or permitted to be performed under Section 7.1;

(c)          incur, create or assume any indebtedness or liabilities other than:

(i)           the Loan,

(ii)          trade debt incurred with respect to the construction of the Improvements;

(d)          make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity;

(e)          to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or Transfer of any of its assets outside the ordinary course of Borrower’s business;

(f)          buy or hold evidence of indebtedness issued by any other person or entity (other than cash or investment-grade securities);

(g)          form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(h)          own any asset or property other than the Property, Improvements and incidental personal property necessary for the ownership or operation of the Property and Improvements; or

(i)           take any material action without the unanimous written approval of all members of Borrower.

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7.3         Separateness Provisions. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other person or entity; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other person or entity except that Borrower’s assets may be included in a consolidated financial statement of its’ affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other person or entity; (vi) prepare and file its own tax returns separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates; (viii) not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other person or entity; (xi) not assume, guarantee or pay the debts or obligations of any other person or entity; (xii) correct any known misunderstanding as to its separate identity; (xiii) not permit any affiliate to guarantee or pay its obligations (other than guarantees and indemnities pursuant to the Loan Documents); (xiv) not make loans or advances to any other person or entity; (xv) pay its liabilities and expenses from its own funds (to the extent there exists sufficient cash flow from the Property to do so); (xvi) maintain a sufficient number of employees in light of its contemplated business operation and pay the salaries of its own employees, if any, only from its own funds (to the extent there exists sufficient cash flow from the Property to do so); (xvii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so); and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

7.4         Separateness Provisions In Borrower Organizational Documents. Borrower covenants and agrees to incorporate the provisions contained in this Article VII into Borrower’s organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Article.

ARTICLE VIII

COVENANTS

8.1         Maintenance of Existence. Borrower and each Guarantor which is not a natural person shall maintain and preserve its respective existence and all rights and franchises material to its respective business.

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8.2         Construction Period. Borrower shall commence construction of the Improvements promptly following and in any event within 30 days from the date of this Agreement, and prosecute such construction with diligence and continuity in accordance with the Construction Schedule and the Plans and Specifications in a good and workmanlike manner. The Improvements shall be completed not later than the Completion Date. Notwithstanding the foregoing, the Completion Date may be extended for a period equal to the period of delays caused by fire, earthquake, floods, inclement weather or other acts of God, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, lockouts, strikes directly affecting the work of construction, or shortages of material or labor resulting directly from governmental control or diversion, but in no event may the time for completion of the Improvements extend beyond 60 days after the Completion Date.

8.3         Contractors.

(a)          Borrower shall strictly comply with and enforce all Contracts and shall not agree to any material alterations or amendments of any Contract to the end that all Contractors promptly and diligently perform all of the obligations on their part to be performed.

(b)          Borrower shall, at Administrative Agent’s request, deliver to Administrative Agent financial statements with respect to such Contractors as Administrative Agent shall designate; all of which shall be subject to Administrative Agent’s good faith determination that the same are financially and otherwise qualified to perform the work or supply the materials which they are required, but Administrative Agent’s failure to disapprove any such Contractor shall not constitute a warranty or representation by any Lender that any such Contractor not so disapproved is in fact so qualified.

(c)          If requested by Administrative Agent, Borrower shall from time to time provide to Administrative Agent copies of such Contracts as are entered into after the date of this Agreement as well as collateral assignments of Borrower’s interests in such Contracts together with appropriate consents to such assignments by the Contractors which are parties to such Contracts which provide that such Contractors will provide for Lenders the services contracted to Borrower, notwithstanding the occurrence of an Event of Default or foreclosure of the Deed of Trust.

8.4         Approval of Changes in Plans and Specifications.

(a)          Borrower shall make no change in the Plans and Specifications without the prior written approval of Administrative Agent if such change would (i) itself result in a cost increase in an amount $200,000 more than the amount then set forth for such cost in the Budget, (ii) together with all previous changes, result in an aggregate cost increase in an amount $200,000 more than the amounts set forth for the changed items in the Budget, (iii) affect the structural components of the Improvements or (iv) cause the estimated time to complete the Improvements to extend beyond the Completion Date. The Plans and Specifications shall not be modified in any way which would detract from the value of the Project. Required changes shall be submitted for approval on a form acceptable to Administrative Agent accompanied by a copy of the plans and specifications as changed. Such changes must, prior to being effective, be duly approved by Administrative Agent and all other persons required by Lender. Lenders are under no duty to review, or inform Borrower of, the quality or suitability of the Plans and Specifications or any amendment or alteration to them.

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(b)          As a condition to any such approval, Lenders may require, in their sole discretion, confirmation satisfactory to Administrative Agent that performance of the work contemplated under such change shall not increase the total cost of the Improvements or otherwise increase the Budget; and if it appears that performance of such work shall result in such an increase, Lenders may, in their sole discretion, condition their approval upon a deposit by Borrower of the amount of such increase in accordance with Section 5.8 above.

(c)          Borrower acknowledges that the process of obtaining the information and confirmation needed to put Lenders in a position to approve changes in the Plans and Specifications may cause delays, and Borrower consents to such delays and agrees to cooperate diligently with Lenders in the gathering of the information required. All Contracts let by Borrower shall, to the extent reasonably possible, contain provisions implementing the provisions of this Section 8.4.

(d)          Upon completion of the Improvements, Borrower shall deliver to Administrative Agent a complete set of “as built” working drawings and an improvements survey showing the location of the Improvements on the Property and such additional information as Administrative Agent shall reasonably require.

8.5         Purchase of Materials Under Conditional Sales Contract. No materials, equipment, fixtures or any other part of the Improvements, or articles of personal property placed in the Improvements, shall be purchased or installed under any security agreement or other arrangements in which the seller reserves or purports to reserve a security interest in any such items or the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless authorized by Administrative Agent in writing.

8.6         Compliance with Applicable Laws. All work on the Improvements shall be performed in strict compliance with all applicable laws, including, without limitation, the Permits and Property Laws.

8.7         Assessments And Improvement Districts. Without Lenders’ prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (any of the foregoing hereinafter referred to as a “District”); nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such District. Borrower shall immediately give notice to Administrative Agent of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include the Property and Improvements in any District or to levy any such special taxes or assessments. Lenders shall have the right to file a written objection to the inclusion of all or any part of the Property and Improvements in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.

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8.8         Surveys. Upon Administrative Agent’s written request, Borrower shall promptly deliver to Administrative Agent: (a) a perimeter survey of the Property; (b) upon completion of the foundations of the Improvements, a survey showing the location of the Improvements on the Property and confirming that the Improvements are located entirely within the Property and do not encroach upon any easement, or breach or violate any governmental requirement; and (c) upon completion of the Improvements, an as-built survey of the Property and Improvements. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to Administrative Agent and the Title Company, shall be prepared according to current ALTA/ACSM Minimum Standard Detail Requirements and any additional items required by Administrative Agent or the Title Company, and shall be certified to Administrative Agent and the Title Company.

8.9         Liens and Stop Payment Notices. If a claim of lien is recorded which affects the Property or Improvements or a bonded stop payment notice is served upon any Lender, Borrower shall, within twenty (20) calendar days of such recording or service or within five (5) calendar days of such Lender’s or Administrative Agent’s demand, whichever occurs first: (a) pay and discharge the claim of lien or bonded stop payment notice; (b) effect the release thereof by recording or delivering to such Lender a surety bond in sufficient form and amount; or (c) provide such Lender with other assurances which such Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop payment notice and for the full and continuous protection of Lenders from the effect of such lien or bonded stop payment notice.

8.10       Inspection. Administrative Agent, through its officers, agents and contractors, shall have the right at all reasonable times at Borrower’s expense:

(a)          To enter upon the Property and inspect the work of construction to determine that such work is in conformity with the Plans and Specifications and all the requirements of this Agreement; and

(b)          To examine, copy and make extracts of, the books, records, accounting data and other documents, including but not limited to all permits, licenses, consents and approvals of all governmental authorities having jurisdiction over Borrower, the Improvements or the Property, and all Contractors. Such books, records and documents shall be made available to Administrative Agent promptly upon written request. All Contracts entered into or amended by Borrower or any Contractor after the date of this Agreement shall require an acknowledgement of the foregoing inspection rights, except where such rights have been waived by Administrative Agent in writing.

Borrower acknowledges that Lenders are under no duty to supervise or to inspect the work of construction or any books and records, and that any such inspection is for the sole purpose of preserving Lenders’ rights under this Agreement. A failure to inspect the work shall not constitute a waiver of any of any Lender’s rights under this Agreement. Inspection not followed by notice of default shall not constitute a waiver of any Potential Event of Default or Event of Default then existing; nor shall it constitute an acknowledgement that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

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8.11       Work on Site. No work of any character shall be commenced upon, nor shall any materials be delivered to, the Property until the Title Policy has been received by Administrative Agent or if work has commenced with Lenders’ consent, the Title Insurer has agreed to insure Lenders to Lenders’ satisfaction.

8.12       Changes to Budget or Construction Schedule. If Borrower desires a change in (a) the nature, type or amount of Project Costs that are currently estimated in the Budget, or (b) the Construction Schedule, Borrower shall submit to Administrative Agent a revised Budget setting forth its good faith revised estimate of Project Costs and their source of payment or a revised Construction Schedule, as appropriate. Such revised Budget or Construction Schedule must be approved by Lenders before the revised Budget or Construction Schedule replaces the then current Budget or Construction Schedule. Administrative Agent shall charge a fee of $14,500 for reviewing such revised Budget or Construction Schedule.

8.13       Distributions. Borrower shall not make any distributions of its assets to any member of Borrower, whether or not such a distribution is permitted under the terms of the Operating Agreement, including, without limitation, repayment of any loans made by a member to Borrower, any accrued interest on such loans, return of capital contributions, distributions upon termination, liquidation or dissolution of Borrower or any development, property management, accounting or other fees payable to a member in Borrower (unless any such fee is expressly included in the Budget and has been approved by Lenders).

8.14       Publicity. Borrower shall permit Lenders to publicize its involvement in the financing of the Property, including without limitation permitting Lenders to (a) maintain a sign indicating such involvement at a location on the Property reasonably acceptable to Borrower and Administrative Agent, (b) take pictures of the Property and post them on any Lender’s website, and (c) use Lenders providing financing to Borrower in any Lender’s promotional materials.

8.15       Reporting. Borrower shall deliver the following information to Administrative Agent:

(a)          as soon as available, but in no event later than 90 days after Borrower’s fiscal year end, a financial statement as of the end of Borrower’s fiscal year (including, without limitation, an income and expense statement) signed and certified to be true, complete and correct, by an authorized officer of the Borrower.

(b)          within 15 days of Administrative Agent’s request, Borrower shall cause to be delivered to Administrative Agent such quarterly and other financial information regarding any persons or entities in any way obligated on the Loan as Administrative Agent may specify. If audited financial information is prepared, Borrower shall deliver to Administrative Agent copies of that information within fifteen (15) days of its final preparation.

(c)          within fifteen days of filing or on October 15th of each year, whichever is earlier complete copies of federal and state tax returns for Borrower and Guarantors, together with all schedules thereto, each of which shall be signed an certified by an authorized officer of the Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver to Administrative Agent a copy of the extension within thirty (30) days from filing.

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(d)          Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent upon reasonable prior notice.

8.16       Affiliate Transactions. Borrower shall not enter into any agreement (including, without limitation, leases) respecting the Property with any Affiliate unless each Lender has approved of such transaction and agreement, which approval may be granted or withheld in each Lender’s sole and absolute discretion. Without limitation of the foregoing approval right, Borrower shall, at Administrative Agent’s request, insert a provision in any such agreement permitting Administrative Agent (or its affiliate) or any other purchaser of the Property at a foreclosure sale to terminate such agreement without cause or any payment upon such party’s acquisition of the Property through foreclosure, deed-in-lieu of foreclosure or otherwise. Nothing in this Section 8.16 shall be construed as permitting Borrower to enter into any agreement respecting the Property with an Affiliate that the Borrower would not be permitted to enter into with a person or entity that is not an Affiliate under any of the Loan Documents.

8.17       Notice of Certain Matters. Borrower shall give notice to Administrative Agent, promptly upon learning thereof, of each of the following:

(a)          any litigation or claim of any kind affecting or relating to the Property or the construction of the Improvements;

(b)          any material dispute (i) between Borrower, any of Borrower’s members, or any Guarantor (ii) between any of them and any governmental entity relating to the Property or the construction of the Improvements; or (iii) between Borrower and General Contractor;

(c)          any trade name hereafter used by Borrower or any change in Borrower’s principal place of business;

(d)          the occurrence of any Event of Default or Potential Event of Default and Borrower’s plans for curing same;

(e)          the existence of any lien or encumbrance other than a Permitted Encumbrance on the Property;

(f)          copies of any future amendments or modifications of the formation or organizational documents of Borrower and any Guarantor; and.

(g)          any other event or condition causing a material adverse change in the financial condition of Borrower, any General Partner or any Guarantor, in the condition of the Property or the ability of Borrower to construct the Improvements in accordance with the Construction Schedule, the Budget or the Plans and Specifications.

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8.18       Expenses. Borrower shall immediately pay each Lender and Administrative Agent upon demand all costs and expenses incurred by such Lender or Administrative Agent in connection with: (a) preparation of this Agreement, all other Loan Documents; (b) the administration of this Agreement, the other Loan Documents, and any other documents required by Lender (including in connection with any extension of the Maturity Date); and (c) the enforcement or satisfaction by such Lender or Administrative Agent of any of Borrower’s or Guarantor’s obligations under this Agreement, the Guaranty, or the other Loan Documents. For all purposes of this Agreement, Lender’s and Administrative Agent’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording taxes, recording fees, filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lenders or Administrative Agent of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lenders’ internal procedures on an annual and/or specialized basis and that any Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist (i) prior to each advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon completion of the Improvements; and (iv) at least semi-annually thereafter. If any of the services described above are provided by an employee of a Lender, Administrative Agent or its affiliates, such Lender’s and/or Administrative Agent’s costs and expenses for such services shall be calculated in accordance with such Lender’s or Administrative Agent’s standard charge for such services.

8.19       Erisa Compliance. Borrower shall at all times comply with the provisions of the Employment Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated and case law thereunder, (“ERISA”) with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

8.20       Transfer And Further Encumbrance. Borrower shall not permit the Property and/or Improvements or any part thereof or any direct or indirect, legal or beneficial interest therein to be Transferred (including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock or partnership interests or membership interests of Borrower to any other person, including any other member or partner), without the prior written consent of Lenders. Additionally, Borrower shall not permit any Lien on the Property and/or Improvements or any part thereof other than liens created pursuant to the Loan Documents.

8.21       Taxes And Other Liabilities. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Administrative Agent for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

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8.22       Assignment. Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lenders would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property, Lenders’ knowledge of Borrower, and Lenders understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lenders would rely on security which already exists.

8.23       Hazardous Materials Indemnity. Borrower hereby agrees to defend, indemnify and hold harmless Lenders, Administrative Agent and their parents, subsidiaries and affiliates, any Participant and all of their affiliates, directors, employees agents and successors and assigned (collectively, “Indemnitees”) for, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorneys’ fees and expenses) which Indemnitees may incur as a direct or indirect consequence of (a) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under, about or migrating from the Property; (b) any violation or claim of violation of any Hazardous Materials Laws with respect to the Property; (c) any indemnity claim by a third party against one or more Indemnitees in connection with any of the foregoing; or (d) the breach of any covenants (or representations and warranties) of Borrower in Sections 6.18, 6.19 and 6.20. Such indemnity shall include, without limitation: (i) the costs, whether foreseeable or unforeseeable, of any repair, cleanup or detoxification of the Property, or the removal or remediation of any Hazardous Materials (regardless of the medium) from the Property, or the taking of any emergency action, which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all Hazardous Materials Laws and regulations; (ii) all other direct or indirect consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against any and all Indemnitees); and (iii) all court costs and attorneys’ fees and expenses paid or incurred by any and all Indemnitees. Each Indemnitee shall have the right at any time to appear in, and to participate in as a party if it so elects, and be represented by counsel of its own choice in, any action or proceeding initiated in connection with any Hazardous Materials Laws that affect the Property. Borrower shall immediately pay to the applicable Indemnitees upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note.

8.24       Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request by Administrative Agent, any instrument, agreement or document and shall take such other action as may be necessary or desirable in the opinion of Administrative Agent to maintain, perfect or insure Lenders’ or Administrative Agent’s security provided for in this Agreement and the other Loan Documents, including, without limitation, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Administrative Agent shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys’ fees) incurred by Administrative Agent in connection with such action.

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ARTICLE IX

EVENTS OF DEFAULT

9.1         Events of Default. The occurrence of any of the following shall be an “Event of Default”:

(a)          Borrower’s failure to pay when due any installment of principal or interest under the Note or any other sum required to be paid by the terms of any Loan Document or secured by the Deed of Trust;

(b)          Borrower’s failure to observe or perform its obligations under Section 2.5(a) of the Deed of Trust or to maintain the insurance required to be maintained under Section 2.11 of the Deed of Trust, the occurrence of any “Transfer” (as defined in the Deed of Trust) in violation of Section 2.14 of the Deed of Trust or the failure of Borrower to cooperate in making the Property available for inspections under Section 8.11 above or “Tests and Studies” (as defined in the Deed of Trust) in violation of the provisions of Section 2.16 of the Deed of Trust;

(c)          the failure of Borrower, within 30 days following notice from Administrative Agent, to observe or perform any covenant or other agreement contained in any Loan Document other than those covenants and agreements set forth in Sections 9.1(a) and (b) above; provided, however, that the notice and 30-day grace period set forth above shall be applicable only to a failure to observe or perform any covenant or other agreement which is reasonably susceptible of being cured; provided further, that should Borrower be unable to cure its failure within such 30-day period despite beginning to cure such failure promptly after receipt of notice and prosecuting such attempt diligently during such 30-day period, the cure period shall be extended an additional 30 days so long as Borrower continues diligently to prosecute the cure during such additional period;

(d)          any written representation, warranty or financial statement given by Borrower or any Guarantor shall have been untrue in any material respect when given;

(e)          the occurrence of a default under any of the Loan Documents and the failure of any such default to be cured during the permitted time, if any, for such cure;

(f)          any of Borrower or any Guarantor shall be unable, or shall admit in writing its inability, to pay its debts when due, or shall make an assignment for the benefit of creditors; or any of them shall apply for or consent to the appointment of any receiver, trustee or similar officer for such person or for all or any substantial part of such person’s property; or any of them shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to such person under the laws of any jurisdiction;

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(g)          if a receiver, trustee or similar officer shall be appointed for any of Borrower, or any Guarantor, or for all or any substantial part of any such person’s property without the application or consent of such person, and such appointment shall continue undischarged for a period of 60 days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against any such person and shall remain undismissed for a period of 60 days (whether or not consecutive);

(h)          the Property or all or any material part of the assets of Borrower, or any Guarantor shall become subject to attachment, execution or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process);

(i)           Borrower shall be in default in the payment of any indebtedness or the performance of any other obligation secured by a lien on the Property and such default is declared and is not cured within the time, if any, specified for such a cure in any applicable agreement;

(j)           any of the Loan Documents shall cease to be a valid, binding and enforceable obligation of the person purported to be bound; or the lien of the Deed of Trust or any Loan Document securing any of Borrower’s obligations shall cease to be a valid, enforceable, perfected and first-priority lien on the property it purports to encumber; or Borrower shall assert such cessation or failure in writing;

(k)          Borrower is enjoined, restrained or in any way prevented by court order from constructing the Improvements or continuing with the development of the Property or otherwise conducting all or a substantial portion of its business, and such proceedings or injunction have not been dismissed or stayed within 60 days from the date of filing of such proceeding or entry of such injunction;

(l)           the occurrence of a default under the Environmental Indemnity and the failure of any such default to be cured during the permitted time, if any, for such cure;

(m)         the occurrence of a default under the Guaranty and the failure of any such default to be cured during the permitted time, if any, for such cure;

(n)          Administrative Agent’s determination that construction of the Improvements has fallen more than 60 days behind the Construction Schedule and such construction has not been rescheduled in a manner acceptable to Administrative Agent within ten days after Administrative Agent’s determination, unless such construction shall have fallen behind schedule for reasons solely beyond Borrower’s control, in which case Borrower shall resume work immediately after the reason for such cessation shall have terminated; provided, however, under no circumstances shall any delay result in the extension of the Maturity Date or shall construction fall more than 90 days behind the Construction Schedule, irrespective of the cause of such delay; or

(o)          the death or a material adverse change in the financial condition of any Guarantor.

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9.2         Acceleration. Upon the occurrence of an Event of Default, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account and Borrower’s Funds Account to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate and Lenders and Administrative Agent’s shall have such rights of enforcement as may be afforded under this Agreement, any of the other Loan Documents or under applicable law.

9.3         Right to Complete Construction. In addition to the rights set forth in Section 9.2, upon the occurrence of an Event of Default, Administrative Agent shall have the right to enter into possession of the Property and perform any work necessary to complete the Improvements substantially in accordance with the Plans and Specifications, and employ watchmen to protect the Property and Improvements from injury. All sums so expended by Administrative Agent shall be deemed to have been paid to Borrower and secured by the Deed of Trust. Effective upon such an Event of Default, Borrower assigns to Administrative Agent all of Borrower’s interest in all Contracts, but this assignment shall not, in the absence of an affirmative written assumption of such Contracts by Administrative Agent, be deemed to impose upon Administrative Agent any of Borrower’s obligations under any such Contract. Borrower constitutes and appoints Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, to complete the Improvements in the name of Borrower. Borrower empowers such attorney to (a) use any funds of Borrower, including any funds which may remain undisbursed under this Agreement, for the purpose of completing the Improvements; (b) make such additions, changes, and corrections in the Plans and Specifications as Administrative Agent deems desirable to complete the Improvements in an economically sound manner; (c) employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; (d) pay, settle, or compromise all existing bills and claims which may be liens against the Property or Improvements, or as may be necessary or desirable for the completion of the Improvements or for clearance of title; (e) execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (f) prosecute and defend all actions or proceedings in connection with the Property or the construction of the Improvements and take such action and require such performance as Borrower deems necessary under any guaranty of completion; and (g) do any and every act which Borrower might do in its own behalf. This power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. Borrower assigns and quitclaims to Administrative Agent all sums undisbursed under the Loan effective as of the date of any Event of Default.

9.4         Right to Advance or Post Funds. Where disputes have arisen which, in the good faith opinion of Administrative Agent, may endanger the timely completion of the Improvements or the performance of any covenant contained in this Agreement, Administrative Agent may advance Lender’s funds for the account of Borrower without prejudice to Borrower’s rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take the form which Administrative Agent, in its discretion, deems proper, including but not limited to agreements to indemnify a title insurer against possible assertion of lien claims or to pay disputed amounts to contractors if Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to any such undertaking shall be for the account of Borrower, Borrower shall upon Administrative Agent’s demand reimburse Administrative Agent for any such payments with interest at the rate then applicable under the Note until date of reimbursement, and such advances and interest shall be secured by the Deed of Trust.

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9.5         Stoppage of Construction by Administrative Agent. Where any deviations from the Plans and Specifications appear (other than those approved by Administrative Agent in accordance with the terms of this Agreement), or defective or unworkmanlike labor or materials are being used in the construction of the Improvements, or upon receipt of knowledge of encroachments to which there has been no consent, Administrative Agent shall have, in addition to any other remedies hereunder, the right to immediately order the cessation of construction and demand that the condition be corrected. After issuance of such an order, no further work shall be done on the Improvements without the prior written consent of Administrative Agent, which such consent shall not be unreasonably withheld if the condition has been corrected to Lender’s satisfaction. If corrective action satisfactory to Administrative Agent is not commenced within five days after written demand by Administrative Agent, Administrative Agent shall have the right, but not the obligation, to undertake such action at Borrower’s expense in the manner described in Section 9.6 below.

9.6         Curing of Defaults by Disbursement. Upon the occurrence of an Event of Default which may be cured by the payment of money, Administrative Agent, without waiving any right of acceleration or foreclosure under the Note or the Deed of Trust which Lenders may have by reason of such Event of Default, or any other right Lender may have against Borrower because of such default, shall have the right to make such payment from the Loan, thereby curing such Event of Default.

9.7         Remedies are Cumulative. All remedies of Lenders and Administrative Agent provided for in this Agreement are cumulative and shall be in addition to any other rights and remedies provided in the Note, the Deed of Trust or any of the other Loan Documents or by law. The exercise of any rights of Lenders or Administrative Agent under this Agreement shall not in any way constitute a cure or waiver of a default under this Agreement or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice Lenders or Administrative Agent in the exercise of any of their other rights unless, in the exercise of such rights, Lenders realizes all amounts owed to them under this Agreement and under the Note, the Deed of Trust and the other Loan Documents.

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ARTICLE X

LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION

Borrower agrees that Lender may elect, at any time, to sell, assign or grant participation in all or any portion of Lender’s rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities (“Participant”), at Lender’s sole discretion. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and their operation; (b) any party connected with the Loan (including, without limitation, the Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower, any Guarantor,); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

ARTICLE XI

MISCELLANEOUS

11.1       Notices. Any notice, demand or request required under this Agreement shall be given in writing at the addresses set forth below by personal service; email; telecopy; overnight courier; or registered or certified, first class mail, return receipt requested.

If to Borrower:

Fremont Hills Development Corporation

2051 Junction Ave., Suite 230

San Jose, CA 95131

Email: jryu@heliosreg.com

If to Administrative Agent:

Parkview Financial Fund 2015, LP

c/o Parkview Financial Fund GP, Inc.

12400 Wilshire Boulevard, Suite 350

Los Angeles, CA 90025

Attention: Paul S. Rahimian

Email: Paul@ParkviewLoan.com

Fax No.: (310) 996-8902

If to Lender:

Parkview Financial Fund 2015, LP

c/o Parkview Financial Fund GP, Inc.

12400 Wilshire Boulevard, Suite 350

Los Angeles, CA 90025

Attention: Paul S. Rahimian

Email: Paul@ParkviewLoan.com

Fax No.: (310) 996-8902

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Such addresses may be changed by notice to the other parties given in the same manner as required above. Any notice, demand or request shall be deemed received as follows: (i) if sent by personal service, at the time such personal service is effected; (ii) if sent by telecopy, upon the sender’s receipt of a confirmation report generated by the sender’s telecopier indicating receipt by the recipient’s telecopier; (iii) if sent by overnight courier, on the business day immediately following deposit with the overnight courier; and (iv) if sent by mail, 48 hours following deposit in the mail.

To the extent prepayment of the Loan is permitted under the Loan Documents, the Loan and all monetary obligations due under the Note, and any other Loan Documents, may be prepaid by Borrower upon twenty-one (21) days’ notice by Borrower to Administrative Agent, and after written request for a beneficiary demand statement pursuant to Civil Code section 2943.

11.2       Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of California.

11.3       Binding on Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties to this Agreement.

11.4       Attorneys’ Fees.

(a)          Borrower shall reimburse Lenders and Administrative Agent for all reasonable attorneys’ fees, costs and expenses (including those of Lender’s and Administrative Agent’s in-house counsel), incurred by any Lender or Administrative Agent in connection with the enforcement of Lenders’ rights under this Agreement and each of the other Loan Documents, including, without limitation, reasonable attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements or for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys’ fees, costs and expenses incurred to protect Lenders’ security and attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) seeking relief from stay in a bankruptcy proceeding. The term “expenses” means any expenses incurred by any Lender or Administrative Agent in connection with any of the out-of-court, or state, federal or bankruptcy proceedings referred to above, including, without limitation, the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by any Lender or Administrative Agent in connection with any such proceeding.

(b)          Each Lender and Administrative Agent shall also be entitled to its attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

11.5       Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The original signature page of any counterpart may be detached from such counterpart and attached to any other counterpart identical to such counterpart (except having additional signature pages executed by other parties to this Agreement) without impairing the legal effect of any such signature(s).

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11.6       Entire Agreement. This Agreement and the other Loan Documents constitutes the entire agreement and understanding between and among the parties in respect of the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

11.7       Waivers. Waiver by any Lender or Administrative Agent of any term, covenant or condition under this Agreement or the Loan Documents, or of any default by Borrower under this Agreement or the Loan Documents, or any failure by any Lender or Administrative Agent to insist upon strict performance by Borrower of any term, covenant or condition contained in this Agreement or the Loan Documents, shall be effective or binding on such Lender or Administrative Agent only if made in writing by such Lender or Administrative Agent; no such wavier shall be implied from any omission by any Lender or Administrative Agent to take action with respect to any such term, covenant, condition or default. No express written waiver by any Lender or Administrative Agent of any term, covenant, condition or default shall affect any other term, covenant, condition or default or cover any other time period than the application of any such term, covenant or condition to the matter as to which a waiver has been given or the default or time period specified in such express waiver. This Agreement may be amended only by an instrument in writing signed by the parties to this Agreement.

11.8       Severability. If any part of this Agreement is declared invalid for any reason, such shall not affect the validity of the rest of the Agreement. The other parts of this Agreement shall remain in effect as if this Agreement had been executed without the invalid part. The parties declare that they intend and desire that the remaining parts of this Agreement continue to be effective without any part or parts that have been declared invalid.

11.9       Relationship; Indemnity: No Third Parties Beneficiaries.

(a)          The relationship of Borrower and Lenders and Administrative Agent under the Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Administrative Agent and Lenders neither undertake nor assume any responsibility or duty to Borrower or to any third party with respect to the Property or the construction of the Improvements. Notwithstanding any other provision of the Loan Documents: (i) No Lender or Administrative Agent is, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and no Lender nor Administrative Agent intends to ever assume such status; (ii) Lenders’ activities in connection with the Loan Documents shall not be “outside the scope of the activities of a lender of money” within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Lender does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property or the Improvements; and (iii) no Lender or Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower. No Lender or Administrative Agent shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements on the Property or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; (iii) any accident on or about the Property or any fire, flood or other casualty or hazard thereon unless such event shall occur after Lenders have completed a foreclosure on the Property and neither Borrower nor any affiliate of Borrower is the then owner, either legal or beneficial, of the Property and no act or omission of Borrower shall in any way be related to such event; (iv) the failure of Borrower, any of Borrower’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property unless such event shall occur after Lenders have completed a foreclosure on the Property and neither Borrower nor any affiliate of Borrower is the then owner, either legal or beneficial, of the Property and no act or omission of Borrower shall in any way be related to such event.

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(b)          Borrower indemnifies and agrees to hold Lenders and Administrative Agent harmless from any damages resulting from any construction of the relationship of the parties to this Agreement other than as set forth above due to the actions, admissions or statements of Borrower. No Lender or Administrative Agent is under any obligation to supervise, inspect or inform Borrower or any third party of any aspect of the work of construction or any other matter referred to in this Agreement. Any inspection or review made by any Lender or Administrative Agent is made for the purpose of determining whether or not the obligations of Borrower under this Agreement are being properly discharged; and neither Borrower nor any third party shall be entitled to rely upon any such inspection or review.

(c)          This Agreement is made and entered into for the sole protection and benefit of Lenders, Administrative Agent and Borrower. All conditions of the obligations of Lenders to make advances under this Agreement are imposed solely and exclusively for the benefit of Lenders and may be freely modified by Lenders with the concurrence of Borrower or waived by Lenders in whole or in part at any time if in its sole discretion it deems it advisable to do so. No person other than Borrower shall have standing to require any Lender to make any Loan advances or to be a beneficiary of this Agreement or of any of the advances to be made under this Agreement.

11.10     WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

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11.11     Judicial Reference. Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against any Lender or Administrative Agent related in any way to the Loan Documents) (individually, a “Dispute”) shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years’ experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b). The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

Nothing in this Agreement shall be deemed to apply to or limit the right of Lenders (a) to exercise self-help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against any Lender (including actions in Bankruptcy court). Lenders may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies.

If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

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During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the referee.

THIS SECTION 11.11 CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

11.12     USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Lender may from time-to-time request, and Borrower shall provide to such Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for the purposes of this Section may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

11.13     Delay Outside Lenders’ Control. Lenders shall not be liable in any way to Borrower or any third party for Lenders’ failure to perform or delay in performing under the Loan Documents (and any Lender may suspend or terminate all or any portion of such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond such Lender’s control.

11.14     Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Administrative Agent as its agent (such agency being coupled with an interest) to file for record any notices of completion, cessation of labor, or any other notice that Lender deems necessary or desirable to protect its interest under this Agreement or under the Note, the Deed of Trust or any of the other Loan Documents.

11.15     Commissions and Brokerage Fee. The Loan has been negotiated and arranged by UCC United Capital Companies, Inc. a licensed real estate broker, BRE License # 01942640 for compensation paid by Borrower. Borrower shall indemnify Lenders and Administrative Agent from any responsibility and/or liability for the payment of any commission, charge or brokerage fees to anyone which may be payable in connection with the making, purchase or refinance of the Loan, it being understood that any such commission, charge, or brokerage fees will be paid directly by Borrower to the party or parties entitled thereto.

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ARTICLE XII

AGENT AND LENDERS

12.1       Appointment and Authorization.

A.           Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents or Guaranty for the benefit of the Lenders.

B.           Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or Guaranty, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

C.           Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Guaranty with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

D.           The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Guarantor or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

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E.           As to any matters not expressly provided for by the Loan Documents and Guaranty (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or requirements of law. Not in limitation of the foregoing, the Administrative Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default, unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Guaranty in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

F.           Each Lender authorizes Administrative Agent to: (i) administer, disburse, collect, manage and service the Loan and the Collateral; (ii) negotiate, administer, manage and otherwise deal with the Borrower or any Guarantor, or both; (iii) execute any amendments or modifications of any Loan Document; (iv) to acquire additional security for the Loan; (v) pay all costs reasonably incurred by the Participant; (vi) make all decisions under the Loan Documents in connection with the day-to-day administration of the Loan, inspections, and other routine administration, monitoring and servicing matters; (vii) incur Administrative Costs; (viii) make Protective Advances; (ix) collect and receive from Borrower or any third persons all Loan Recoveries; (x) execute consents and joinders to plats, easements, covenants, conditions and restrictions which Administrative Agent deems necessary or desirable; (xi) collect and disburse all amounts held at any time in escrow or otherwise for the payment of taxes and insurance; (xii) fulfill the obligations of lender under the Loan Documents; (xiii) exercise all powers, rights and remedies and to take all actions with respect to the Loan, including, without limitation, all communications with Borrower; and (xiv) to exercise all such powers as are incidental to any of the foregoing matters. The powers granted to Administrative Agent as enumerated in this Section 12. IF are subject to the limitations requiring consent of Requisite Lenders as set forth in Section 13.2.

12.2       Parkview Financial Fund 2015. LP as Lender.

Parkview Financial Fund 2015, LP, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Housing Capital Company in each case in its individual capacity. Parkview Financial Fund 2015, LP and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Guarantor or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Parkview Financial Fund 2015, LP or its affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

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12.3       Loan Disbursements.

A.           Following receipt of a complete application for disbursement, Administrative Agent shall, by telephone or email, advise each Lender of the amount of the disbursement requested at least five (5) Business Days prior to the date of such disbursement. Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than not later than 2:00 p.m., California time, on the date of the Advance set forth in the notice (each, a “Funding Date”). Any amounts received by Administrative Agent after 2:00 p.m., California time, shall be deemed to have been received on the following Business Day. As used herein, a Business Day is any day which is not a Saturday, Sunday or a bank or public holiday in either the United States or Canada. Unless Administrative Agent shall have been notified by any Lender not later than the close of business (Los Angeles time) on the Business Day immediately preceding the Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 12.3.A shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

C.           In addition to the obligations of the Lenders pursuant to Section 12.13.A, following a request for disbursement by any Obligee or Surety under any Set-Aside Letter, Administrative Agent shall promptly notify each other Lender by telephone (confirmed promptly by facsimile transmission), or by facsimile transmission of the amount of the Set-Aside Draw; and (ii) each Lender shall, not later than 2:00 p. m. (Los Angeles time) on the next Business Day following such notice, pay to Administrative Agent, to such bank and account as Administrative Agent may designate, in immediately available funds, such Lender’s Pro Rata Share of such Set- Aside Draw. Upon such funding, each Lender shall be deemed to have acquired from Administrative Agent (and Administrative Agent shall be deemed to have assigned to each such Lender) a percentage interest in such Set-Aside Draw equal to such Lender’s Pro Rata Share thereof, and such Set-Aside Draw shall be deemed a disbursement under the Loan; provided that the obligations of the Lenders under this Section 12.3.C shall not be subject to the notice or amount requirements, or to satisfaction of conditions precedent, otherwise applicable to the making of disbursements, and Administrative Agent shall determine in its sole and absolute discretion the appropriate amount to be disbursed to such Obligee or Surety from time to time under the terms of any Set-Aside Letter. Each Lender’s obligation to fund, and to purchase from Administrative Agent, its Pro Rata Share of a Set-Aside Draw pursuant to this Section 12.3.C shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of Borrower or acceleration of the Loan). It is not the parties’ intent that the obligations of the Lenders under this Section 12.3.C constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Lender under this Section 12.3.C are determined to be those of a guarantor or surety, such Lender, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Lender of all or any portion of its obligations under this Section 12.3.C. In the event that any Lender fails to pay to Administrative Agent when due any amount it is required to fund under this Section 12.3.C, such Lender agrees to pay to Administrative Agent, on demand, the amount such Lender has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to Administrative Agent, at the Alternate Rate.

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D.           Nothing in this Section 12.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Funding Date (including without limitation any obligations pursuant to Section 12.3.C hereunder), nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

12.4       Distribution and Apportionment of Payments: Defaulting Lenders.

A.           Subject to Section 12.4.B below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within five (5) Business Days. All payments of principal, interest, and other payments under the Loan Documents or Guaranty shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

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B.           Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this Section 12.4.B shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

12.5       Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

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12.6       Sharing Of Payments Etc.. Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantors under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

12.7       Collateral Matters: Protective Advances.

A.           Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Guaranty which may be necessary to perfect and maintain perfected the Liens upon the Property and Improvements granted pursuant to any of the Loan Documents.

B.           The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any of the Property and Improvements (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.7.

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C.           Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of the Borrower in respect) of all interests retained by the Borrower, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

D.           The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or any other Loan Party or is cared for, protected or insured or that the liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 12.7.D or in any of the Loan Documents or Guarantors, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

E.           The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar month with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $5,000. Protective Advances in excess of said sum during any calendar month for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.

F.           Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

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12.8       Post-Foreclosure Plans. If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

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12.9       Approvals of Lenders. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

12.10     Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

12.11     Administrative Agent’s Reliance Etc. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Guaranty, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Guaranty or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Guaranty by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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12.12     Indemnification of Administrative Agent. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.12. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section 12.12 shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Guaranty and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

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12.13     Lender Credit Decision Etc. Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any Guarantor or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, Guarantors or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Guarantors and other Persons, its review of the Loan Documents and the Guaranty, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Guaranty. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Guaranty, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Guarantor or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

12.14     Successor Administrative Agent. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

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12.15     No Set-Offs. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts; property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

12.16     Electronic Document Delivery. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of any certificates required to be delivered by to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required to be delivered hereunder, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

12.17     Wire Installments. All payments to Administrative Agent by a Lender shall be made by Federal Reserve wire transfer, as follows:

Torrey Pines Bank
12220 El Camino Real
San Diego, CA 92130
Routing Number:	122-243-635
Account Number:	801-100-4325
Credit To:	Parkview Financial Fund 2015 LP
Parkview Address:	12400 Wilshire Blvd., Suite 350
Los Angeles, CA 90025
Reference:	Fremont Hills

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All payments to Trez Capital (2016) Corporation by Administrative Agent shall be made by Federal Reserve wire transfer, as follows:

RBC Royal Bank
1025 West Georgia Street
Vancouver, BC V6E 3N9
Bank #	003
Transit#	00010
Account Number		4023909
SWIFT ROYCCAT2
Correspondent Bank: JP Morgan Chase
ABA #:	021000021

ARTICLE XIII

AMENDMENTS AND WAIVERS

13.1       Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be amended, (iii) the performance or observance by the Borrower or any Guarantor of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Administrative Agent) may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of Borrower and/or Guarantor which is party thereto. Notwithstanding the previous sentence, the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in the Note, up to a maximum of 3 times per calendar year.

13.2       Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:

(i)          increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Article XIV or subject the Lenders to any additional obligations;

(ii)          reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)        reduce the amount of any fees payable to the Lenders hereunder;

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(iv)         postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)          change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Article XIV);

(vi)         amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)        modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)       release any Guarantor from its obligations under the Guaranty;

(ix)         waive a Default under Section 9.2; or

(x)          release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 12.7.

13.3       Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

ARTICLE XIV

SUCCESSORS AND ASSIGNS

14.1       Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

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14.2       Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

14.3       Assignments. Any Lender may with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, any partial assignment shall be in an amount at least equal to One Million and No/100ths Dollars ($1,000,000.00) and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least One Million and No/100ths Dollars ($1,000,000.00), and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of Five Thousand and No/l00ths Dollars ($5,000.00). Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.

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14.4       Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish the Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to the Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

14.5       Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder. To facilitate any such pledge or assignment, Administrative Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No 10, as amended from time to time. No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

14.6       Information to Assignee Etc. A Lender may furnish any information concerning the Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

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IN WITNESS WHEREOF, Borrower and Lenders have executed this Agreement as of the date appearing on the first page of this Agreement.

BORROWER

FREMONT HILLS DEVELOPMENT CORPORATION, a California corporation

By:	/s/ Jae Ryu
Name:	Jae Ryu
Its:	Chief Financial Officer

ADMINISTRATIVE AGENT

PARKVIEW FINANCIAL FUND 2015, LP, a Delaware limited partnership

By:	Parkview Financial Fund GP, Inc. a California corporation

By:
Name:
Its:

LENDER

PARKVIEW FINANCIAL FUND 2015, LP, a Delaware limited partnership

By:	Parkview Financial Fund GP, Inc. a California corporation

By:
Name:
Its:

TREZ CAPITAL (2016) CORPORATION, a British Columbia corporation

By:
Name:
Its:

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EXHIBIT A

PROPERTY DESCRIPTION

"New Parcel 1" of Lot Line Adjustment 06-02 and 06-03, as disclosed by Certificate of Compliance recorded January 3, 2006, Series 2006-284 and 2006-285, Alameda County Records and Corrected by Certificate recorded July 6, 2006, Series 2006-257431 and 2006-257432, Alameda County Records, which consist of the following Parcels:

PARCEL ONE:

A portion of Lot 13, Map of Plots Nos. 1 to 52, and Blocks A, B, C, D, and E of land belonging to a LA Society Francaise De Epaargnes et de Prevoyance Mutelle in Washington Township, Alameda County, filed May 23, 1881, in Map Book 6, Page 22, Alameda County Records, described as follows:

Beginning at a point on the center line of Durham Road, (formerly Osgood Avenue) or County Road No. 2548, said point of being the most Southerly comer of that certain piece or parcel of land conveyed by Sarah P. Osgood, et al to Felisberto A. Leal by Deed dated February 3, 1908 and recorded in Book 1454 of Deeds at Page 76, Alameda County Records; thence South 42° 15' East, along said center line of County Road No. 2548, 242.62 feet; thence North 71° 6' East 1603.64 feet; thence North 64° 50' West 397.66 feet; thence North 58° 51' West 253.51 feet to the Southeastern boundary line of said land conveyed to Leal; thence South 61° 45' West, along said last mentioned line, 1275.81 feet to the point of beginning.

EXCPETING THEREFROM that portion thereof lying Westerly of the Eastern line of the Parcel of land described in the Deed from Fremont Syndicate, Inc., to State of California, recorded October 17, 1966, on Reel 1857, or Image 969, Series No. AY-119163, Alameda County Records.

PARCEL TWO:

Beginning at a point in the center line of Durham Road, formerly Osgood Avenue, or County Road No. 2548, distant thereon South 42° 15' East 242.62 feet; from the most Southern Corner of that certain piece or Parcel of Land conveyed by Sarah P. Osgood et al, to Felisberto A. Leal by Deed dated February 3, 1908 and recorded in Book 1454 of Deeds at Page 76, Alameda County Records; thence South 42° 15' East along said line of Durham Road, 195.46 feet to the most Western comer of that certain piece or Parcel of Land conveyed by Sarah P. Osgood, et al, to Sophie Wertheimer by Deed dated August 29, 1908 and recorded September 21, 1908, in Book 1480 of Deed at Page 377, Alameda County Records; thence North 71-1/2° East 1711.61 feet; thence North 64° 50' West 257.82 feet; thence South 71° 06' West 1603.64 feet to the point of beginning.

EXCEPTING THEREFROM that portion lying Westerly from the Eastern line of the Parcel of Land described in the Deed to State of California, recorded September 15, 1966, Reel 1841 or Image 257, AY-108214, Alameda County Records.

PARCEL THREE:

Beginning at a point in the center line of Osgood Avenue at the most Southern comer of that certain 6.83 acre tract conveyed by Frank G. Rodrigues to Manuel G. Rodriguez, by Deed dated February 10, 1910, recorded in Book 1718 of Deeds, Page 120, Alameda County Records; thence South 42° 15' East along said center line of Osgood Avenue 278 feet, to the Northwestern boundary line of land now or formerly belonging to O.N. Hirsch; thence North 71° 30' East along said line of said Hirsch 1892.11 feet; thence North 64 1/4° West 360 feet, to the Southeastern boundary line of said 6.83 acre tract; thence South 71° 30' West along said Southeastern boundary line of said 6.83 acre tract 1715 feet, 9 inches, to the point of beginning.

Exhibit A – Page 1

EXCEPTING THEREFROM that portion lying Westerly from the Eastern line of the Parcel of Land described in the Deed to State of California, recorded October 15, 1966, Reel 1841 OR Image 257, AY-108244, Alameda County Records.

PARCEL FOUR:

Portion of Survey No. 11 of the lands of the Ex-Mission San Jose, described as follows:

Beginning at a point in the center line of County Road, known as Osgood Avenue, at the Eastern comer of Lands, now or formerly of Joe Silva Brown; and running thence along the center line of said Osgood Avenue, South 42 ½° East, 906.15 feet; thence North 61 1/2° East, 1790.20 feet to an iron pipe driven in the Ground; thence along the line of lands, now or formerly of Faria, North 45 ½° West, 589.12 feet to the lands formerly of F.S. Osgood and S.P. Osgood and more recently of Sophia Wertheimer; and thence along the latter mentioned lands, South 71 1/2° West, 1892.26 feet to the point of beginning.

EXCEPTING THEREFROM all those portions of the Final Order of Condemnation, in favor of the State of California, a certified copy of which recorded August 6, 1969, Reel 2454, Image 716, Series No. 69-88430, Alameda County Records.

ALSO EXCEPTING THEREFROM Parcels A and B, as described in the Final Order of Condemnation, in favor of the City of Fremont, a certified copy of which recorded September 23, 1988, Series No. 88-242259, Official Records.

ALSO EXCEPTING THEREFROM that portion described in the Deed recorded January 31, 1995, Series No. 95-020084, Official Records of Alameda County.

Further excepting therefrom that exception to Parcel 4A portion described as Exception 1, as said Parcel is described in that Final Order of Condemnation in favor of The State of California recorded August 6, 1969, on Reel 2454, Image 716 through 731, Series No. 69-88430, Alameda County Records, described as follows:

Beginning for reference at the Southeasterly terminus of the course "South 83° 00' 00" East, 277.88 feet" of Parcel 4A referenced above; thence South 06° 50' 00" West, 60.00 feet to the true point of commencement; thence North 83° 10' 00" West, 388.32 feet; thence South 23° 45' 00" East, 145.97 feet; thence South 26° 57' 12" East, 166.76 feet; thence North 73° 13' 37" East, 160.52 feet; thence North 76° 09' 28" East, 173.08 feet; thence North 06° 08' 26" West, 86.79 feet; thence along a tangent curve to the left with a radius of 70.00 feet, through a central angle of 77° 01' 34", an arc length of 77° 01' 34", an arc length of 94.10 feet to the true point of commencement.

APN: 513-0701-014-10

Exhibit A – Page 2